LETTER OF INTENT
                           CONFIDENTIAL INFORMATION
                       AND EXCLUSIVE RIGHTS AGREEMENT
                       ------------------------------

          AGREEMENT this    day of July, 2004 by and between Versatech USA,
Inc., a Nevada Corporation with offices at 800 Bellevue Way NE, Bellevue, Washington ("Versatech"), and LDR International, an Oregon corporation with offices at 12021 N.E. Airport Way, Portland, Oregon (the "Company").

          WHEREAS, Versatech and the Company have agreed in principal that Versatech will acquire 100% of the assets and business of the Company and now wish to enter into negotiations to determine the final terms to consummate this transaction; and

          WHEREAS, in furtherance of these negotiations, the Company has agreed to provide Versatech with certain information for the purpose of allowing Versatech to analyze the basis on which it might acquire the business and assets of the Company; and

          WHEREAS, the Company and Versatech wish to expeditiously enter into a definitive agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual promises set forth in this Agreement, the parties hereby agree as follows:

     1. The basic terms of a definitive agreement shall include, without limitation, the following terms:

          a. that Versatech shall acquire 100% of the assets and business of the Company;

          b. that the purchase price which will be agreed on will include a combination of cash and Versatech common stock;

          c. that key Company personnel shall enter into employment contracts with Versatech;

          d. that the closing will take place on or before September 30, 2004.

     2. In order to effectuate the above and to allow the parties to negotiate a purchase price, on request from Versatech, the Company shall, within ten (10) days provide the following information (hereafter collectively referred to as the "Confidential Information");

          a. financial information, such as the Company's present or future earnings, assets, debts, prices, pricing structure, volumes of purchase or sales, or other financial data, whether relating to the Company generally, or to particular products, services, geographic areas, or time periods;
          b. product and service information, such as goods and services used in the

          Company's business, suppliers' names and addresses, terms of supply or service contracts, or of particular transactions, or related information about potential suppliers, to the extent that such information is not generally known to the public, and to the extent that the combination of the suppliers or use of a particular supplier, though generally known or available, yields advantages to Company, the details of which are not generally known;

          c. personnel information, such as employees' personnel or medical histories, compensation or other terms of employment, actual or proposed promotions, hiring, resignations, disciplinary actions, terminations or reason therefore, training methods, performance, or other employee information;

          d. customer information, such as any compilation of past, existing, or prospective customers, research and development information on customers, status of customers accounts or credit, or related information about actual or prospective customers; and

          e. product information, including, but without way of limitation, evaluation, and processing procedures and other product information.

     3. Versatech covenants and agrees that any review and use of the Confidential Information is not being conducted for any improper purpose but solely to allow Versatech to fulfill its requirement for information upon which to make a decision concerning the preparation of a definitive agreement.

     4. Versatech shall hold all of the Confidential Information in confidence and not discuss, communicate, or transmit the Confidential Information to others for any improper purpose or make any unauthorized copy of use of the Confidential Information.

     5. Versatech will take all reasonable action to inform all persons within its Organization who are directly concerned herewith of the confidential nature of the Confidential Information and to prevent the use or disclosure of the Confidential Information to any other party without the prior written consent of the Company.

     6. The obligations set out herein shall not apply with respect to information that is well known or easily ascertainable to the public or to companies that compete directly with the Company. In this connection, individual elements of the Confidential Information may be or become available to the general public through no fault of the undersigned. Versatech understands the public availability of the individual component parts of the Confidential Information does not release this obligation of confidence.

     7. Upon completion of the work necessary to prepare a definitive agreement, Versatech shall, if requested, return to the Company all Confidential Information, including all copies of any materials, notes, or memoranda containing the Confidential Information. Upon the request of the Company, Versatech shall furnish the Company with a written certificate signed by an officer of Versatech attesting to its compliance with this paragraph.

     8. The Company agrees that for a period from the date of this Agreement through and including September 30, 2004, (the "Intent Period"), it will neither sell a majority of the issued and outstanding shares of the Company or any of the assets of the company nor enter into negotiations with any party other than Versatech with respect to the sale of a majority of the issued and outstanding shares of the Company or with respect to the sale of any of the assets of the Company. During the Intent Period, the Company further agrees that it will not make the Company's financial records available to any other party for the purposes of entering into a sale or merger, or enter into an agreement, option agreement, or other agreement for the purposes of effectuating a sale with another party.

     9. It is the intent of the parties to close on a definitive agreement for the purchase of 100% of the assets and business of the Company on or before the expiration of the Intent Period. This Agreement shall expire on expiration of the Intent Period.

     10. The parties agree that no press release or other public statement relating to this transaction shall be issued by any party unless approved in advance as to both form and substance by both Versatech and the Company. Notwithstanding the foregoing, Versatech can make such disclosures, and file such documents, as required by all applicable federal and state securities laws.

     11.  The parties represent as follows:

          a. The Company represents that this Agreement has been duly authorized by its Board of Directors and duly executed and delivered by it and constitutes, and each document or instrument executed by it pursuant to the terms hereof constitutes, a valid and binding obligation of it enforceable in accordance with its terms;

          b. Versatech represents that this Agreement has been duly authorized by its Board of Directors and duly executed and delivered by it and constitutes, and each document or instrument executed by it pursuant to the terms hereof constitutes, a valid and binding obligation of it enforceable in accordance with its terms.

     12. This agreement has been executed and delivered in the State of Washington, and its interpretation, validity, and performance shall be enforced in accordance with the laws of the State of Washington.

     13. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. This Agreement is not effective until signed by all parties hereto.
          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            VERSATECH, INC.


                                            By: /s/ STEVE KRAKONCHUK
                                               -------------------------
                                            Title:  Chairman & CEO


                                            LDR INTERNATIONAL, INC.


                                            By: /s/ RALPH W. JOHNSON
                                               ------------------------
                                                   Ralph W. Johnson

                                            Title:  President
                                                  ---------------------





















                                      -4-